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                                       CONTRACT DATA PAGE

PRODUCT:	[Symetra[registered trademark symbol] Focus Variable Annuity]

OWNER:			[John Doe]	`		JOINT OWNER:		[Jane Doe]
	Address:	[1234 Main St.]				Address:	[1234 Main St.]
			[Any City, ST 99999-9999]				[Any City, ST 99999-9999]
	Date of Birth:	[1/01/1970]				Date of Birth:	[2/01/1970]
	Age:		[35]	Sex:	[Male]		Age:	[35]	Sex:	[Female]

ANNUITANT:		[John Doe]			JOINT ANNUITANT:	[Jane Doe]
	Address:	[1234 Main St.]				Address:	[1234 Main St.]
			[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
	Date of Birth:	[1/01/1970]				Date of Birth:	[2/01/1970]
	Age:		[35]	Sex:	[Male]		Age:	[35]	Sex:	[Female]


[LONG LIFE BENEFIT ANNUITANT:       [John Doe]
	Address:	            [1234 Main St.]
	                            [Any City, ST 99999-9999]
	Date of Birth:	            [1/01/1970]
	Age:	                    [35]    Sex:[Male]		]


CONTRACT NUMBER:				[LP12345678]
CONTRACT DATE:					[5/01/2005]
ANNUITY DATE:					Before [1/01/2066]
INITIAL PURCHASE PAYMENT:			[$50,000]
GUARANTEED MINIMUM DEATH BENEFIT
AGE EXTENSION RIDER:                   		[Yes or No]
[CAPITAL PRESERVATION RIDER EFFECTIVE DATE:     [5/01/2005]]
[CAPITAL PRESERVATION RIDER
                              7 Year Term       [Yes or No]
                             10 Year Term       [Yes or No]]

[GUARANTEED LONG LIFE BENEFIT RIDER             [Yes or No]]

[LONG LIFE BENEFIT COMMENCEMENT DATE:        	[May 1, 2030]]

[LONG LIFE BENEFIT PAYMENT :		  	[$1,000] per month]

DELIVERED IN THE STATE OF	[Any State]	AND GOVERNED BY ITS LAWS.

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MAXIMUM ISSUE AGE:	[85].  The contract date must be prior to the Owner's and
Annuitant's (including any Joint Owner's and Joint Annuitant's) [86th] birthday.

MAXIMUM ANNUITIZATION AGE:	[95].  Annuity payments must begin prior to the
Annuitant's (including any Joint Annuitant's) [96th] birthday.

MINIMUM INITIAL PURCHASE PAYMENT:		[$10,000]

MINIMUM SUBSEQUENT PURCHASE PAYMENT:		[$10,000]

INSURANCE CHARGES:

	MORTALITY AND EXPENSE RISK CHARGE:	Equal on an annual basis to
	[0.95%] of the average daily net assets of each Sub-account.

	ASSET-RELATED ADMINISTRATION CHARGE: Equal on an annual basis of the average daily net assets of each Sub-account as follows:

	[0.40%] if contract value is less than [$100,000]
	[0.35%] if contract value is between [$100,000 and $249,999.99]
	[0.25%] if contract value is between [$250,000 and $499,999.99]
	[0.15%] if contract value is between [$500,000 and $999,999.99]
	[0.05%] if contract value equal or exceeds [$1,000,000]

	The contract value at the start of the current Contract Year will determine the asset-related administration charge to be applied to the Contract for that Contract Year.

GUARANTEED MINIMUM DEATH BENEFIT AGE EXTENSION RIDER CHARGE: Equal on an annual basis to [0.10%] of the average daily net assets of each Sub-account.

[CAPITAL PRESERVATION  RIDER CHARGE:

7 YEAR TERM Equal on an annual basis to [0.95%], assessed pro-rata on a
quarterly basis from   each Sub-account. The maximum charge for this Rider
will never exceed 2.25% of the average daily net assets of each Sub-account.

10 YEAR TERM Equal on an annual basis to [0.60%], assessed pro-rata on a quarterly basis from each Sub-account. The maximum charge for this Rider will never exceed 1.75% of the average daily net assets of each Sub-account.]

[GUARANTEED LONG LIFE BENEFIT RIDER CHARGE: [$5,000]
This rider charge is taken on each of the 1st ten contract anniversaries and will never change other than in accordance with the Guaranteed Long Life Benefit Rider provisions. This rider charge will never exceed 5% of the Purchase Payments made to your contract in the first Contract Year.
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ANNUAL ADMINISTRATION MAINTENANCE CHARGE:	[$40] each Contract Year.
The charge may be changed prior to the Annuity Date, but will never exceed $50 per Contract Year. The charge will not be deducted if the contract value is [$50,000] or more when the charge is to be deducted.

MINIMUM WITHDRAWAL: [$500]. You must withdraw the entire amount out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than [$500]. You must withdraw the entire contract value and your Contract will terminate if, after a withdrawal, the remaining contract value would be less than [$5,000].


SURRENDER CHARGE SCHEDULE:

Complete Years Elapsed Since Receipt of 				Surrender Charge As A Percentage Of
Purchase Payment							Purchase Payments Withdrawn
---------------------------------------------------------------------------------------------------------------------
0								7%
1								7%
2								7%
3								6%
4								6%
5								5%
6								4%
7 or more							0%




WITHDRAWAL CHARGE:	[$25] for each withdrawal after the first withdrawal
in a Contract Year.   We will not charge for annuity payments, repetitive
withdrawals through electronic funds transfer (EFT), or if the entire contract value is withdrawn.
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TRANSFERS:	The minimum amount you can transfer out of any investment
option at one time is [$500], or the entire value of the investment option if less. You must transfer the entire amount of the investment option if, after a transfer, the remaining balance would be less than [$500]. The minimum amount you can transfer into any investment option is [$50].

TRANSFER CHARGE:	Each Contract Year, 12 transfers are free of charge.
For each transfer after the 12th transfer in a Contract Year, the transfer charge is [$10] or [2%] of the amount transferred, whichever is less.

PREMIUM TAXES: As of the contract date, premium taxes are not charged in your state. However, if we ever incur such taxes, we reserve the right to make a deduction from your Contract for the payment of the premium taxes assessed in connection with your Contract.









SEPARATE ACCOUNT:	Symetra Separate Account C
ELIGIBLE INVESTMENTS:
[1.	Fidelity VIP Money Market Portfolio-Initial Class]
[2.     Vanguard VIF International Portfolio-Investor Class]
[3.	Vanguard VIF REIT Portfolio-Investor Class ]
[4.	Vanguard VIF Mid-Cap Portfolio-Investor Class]
[5.	Vanguard VIF Total Stock Market Portfolio-Investor Class]
[6.	Fidelity VIP Index 500-Initial Class ]
[7.	Vanguard VIF High Yield Bond Portfolio-Investor Class]
[8.     Vanguard VIF Total Bond Market Portfolio-Investor Class]
[9.	Vanguard VIF Balanced Portfolio- Investor Class]
[10.    DWS Small Cap Index]
[11.	Ibbotson Aggressive Growth ETF Asset Allocation-
        Class 1]
[12.	Ibbotson Growth ETF Asset Allocation-Class 1]
[13.    Ibbotson Balanced ETF Asset Allocation-Class 1]
[14.    Ibbotson Income and Growth  ETF Asset Allocation-Class 1]
[15.    Ibbotson Conservative ETF Asset Allocation-Class 1]


ANNUITY SERVICE OFFICE:
Home Office:
Symetra Life Insurance Company
[Retirement Services]
[777 108th Avenue NE Suite 1200]
[Bellevue, WA  98004-5135]

Mailing Address:
Symetra Life Insurance Company
[Retirement Services]
[P.O. Box 3882]
[Seattle, WA  98124-3882]

Telephone:	[800-SYMETRA]
		[800-796-3872]
Fax:		[425-376-5599]
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